UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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[ X ] Preliminary Information Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
[     ] Definitive Information Statement

DYNASTY INTERNATIONAL CORPORATION

(Name of Registrant as Specified In Its Chapter)

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Preliminary Copy
DYNASTY INTERNATIONAL CORPORATION
(a Nevada corporation)

INFORMATION STATEMENT
Date first mailed to stockholders: December , 2003

3152 Scenic View Drive
Elko, Nevada
89801
(Principal Executive Offices)

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 1.    Information Required by Items of Schedule 14A.

  Introduction.

This Information Statement has been filed with the Securities and Exchange Commission and is being mailed or otherwise furnished to the registered stockholders of Dynasty in connection with the prior approval by the board of directors of Dynasty , and receipt by the board of approval by written consent of the holders of a majority of Dynasty’s outstanding shares of common stock, of a resolution to, amend Article 1 of the Articles of Dynasty International Corporation by changing the name of Dynasty International Corporation to "Bullion River Gold Corp.", or, if the new name is unacceptable to the applicable regulators having jurisdiction over the affairs of Dynasty International Corporation, to any such other name that is approved by the board of directors in its sole discretion; and

  amend Article 3 of the Articles of Dynasty International Corporation by increasing the authorized capital from 10,000,000 shares of common stock to 200,000,000 shares of common stock all with a par value of $0.001 per share.

(collectively, the "Amendments’).

Section 78.320 of the Nevada Revised Statutes and the By-laws of Dynasty provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On December 9, 2003, the board of directors of Dynasty approved and recommended the Amendments. Subsequently, the holders of a majority of the voting power signed and delivered to Dynasty written consents approving the Amendments, in lieu of a meeting. Since the holders of the required majority of shares of common stock have approved the Amendments, no other votes are required or necessary and no proxies are being solicited with this Information Statement.

Dynasty has obtained all necessary corporate approvals in connection with the Amendments and your consent is not required and is not being solicited in connection with the approval of the Amendments. This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

The Amendments will not become effective until (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the board of directors, in its sole discretion. The Certificate of Amendment will be filed with the Secretary of State of Nevada and is expected to become effective on or about January 16, 2004.

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This Information Statement is dated December______, 2003 and is first being mailed to stockholders on or about December _____ , 2003. Only shareholders of record at the close of business on December 9, 2003 are entitled to notice of the Amendments and to receive this Information Statement.

b. Dissenters’ Right of Appraisal.

Neither the Articles and Bylaws of Dynasty nor the Nevada Revised Statutes provide for dissenters’ rights of appraisal in connection with the Amendments.

c. Voting Securities and Principal Holders Thereof

As of December 9, 2003, there were 1,000,000 outstanding shares of common stock of Dynasty, each of which was entitled to one vote for the purpose of approving the Amendments. Stockholders of record at the close of business on December 9, 2003 (the date of the stockholders’ written consent) were furnished copies of this Information Statement.

To the best knowledge of Dynasty, no director, officer or key employee, individually or as a group, owns any shares of common stock of Dynasty, with the exception of Peter M. Kuhn, the president of Dynasty, as set out in the table below. Dynasty confirms that there are no convertible securities in existence that are convertible into shares of common stock.

To the best knowledge of Dynasty, the following table sets forth all persons beneficially owning more than 5% of the common stock of Dynasty as at December 9, 2003. Unless otherwise indicated, each of the following persons may be deemed to have sole voting and dispositive power with respect to such shares.

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner [1]	(4) Percent of Class [2]

common stock	Peter M. Kuhn 804 – 1932 Alberni Street Vancouver, British Columbia V6G 1B4 Canada	80,000 [3]	8.0%

common stock	Blue Velvet Capital Ellen L. Skelton Building 4 th Floor, P.O. Box 3444 Roadtown, Tortola, BVI	233,333	23.3%

[1] The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Information Statement from options, warrants, rights, conversion privileges or similar obligations.
[2] Based on 1,000,000 shares of common stock issued and outstanding as of December 9, 2003.
[3] 40,000 of these shares are registered in the name of Kristie Kuhn, the spouse of Peter M. Kuhn.

On December 1, 2003, Gerry Karpinka resigned as a director and as the president of Dynasty, Colin Mills resigned as a director and as both the secretary and treasurer of Dynasty, and Thomas McMahon resigned as a director of Dynasty. In their place, Peter M. Kuhn was appointed a director and the president, treasurer, and secretary of Dynasty. As a result of this change in the board of directors and in management, there was a change in control of Dynasty.

On December 1, 2003, Dynasty received the request and consent to cancel 2 million outstanding shares of common stock of Dynasty. On December 2, 2003 the board of directors authorized the cancellation of the shares. The share certificates were delivered to Dynasty’s transfer agent for cancellation and the shares were returned to Dynasty’s treasury. This decreased the number of outstanding shares of common stock of Dynasty to 1,000,000 shares of common stock.

On December 9, 2003, Dynasty declared a stock dividend. Each shareholder of record will receive nine shares of common stock for every one share of common stock of Dynasty held by that shareholder. This will increase the number of outstanding shares of common stock of Dynasty to 10,000,000 shares of common stock.

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d.    Reasons for the Amendments

In the judgment of the Board of Directors, the change of Dynasty’s corporate name is desirable in view of Dynasty’s change in business. Following the name change, Dynasty will discontinue its operations relating to water purification business and concentrate on the business of mineral exploration  in the southwestern United States. Accordingly, the board of directors of the Company believes that the name change will result in Dynasty having a name that more accurately reflects its business and the focus of its operations.

The amendment to the Articles of Incorporation of Dynasty to increase the authorized capital is being made, in part, to provide Dynasty with more flexibility and opportunities to conduct equity financings.

Item 2.    Statement That Proxies Are Not Solicited.

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 3.    Interest of Certain Persons in or Opposition to Matters to Be Acted Upon.

The board of directors approved the Amendments on December 9, 2003. At that time and as of the date of this Information Statement, the sole director and officer of Dynasty beneficially owned 80,000 shares of common stock of Dynasty and, accordingly, had an interest in the Amendments. As for the former directors and officers of Dynasty, they owned no shares at the time of the approval of the Amendments.

Item 4. Proposals by Security Holders.

Not applicable as no proposals submitted.

By Order of the Board of Directors

/s/ Peter M. Kuhn
Peter M. Kuhn - President
Dated December 17, 2003

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